Exhibit 99.1

EPAM Reports Results for Second Quarter 2024 and Updates Full Year Outlook
•Second quarter revenues of $1.147 billion, down 2.0% year-over-year
•GAAP income from operations was 10.5% of revenues and non-GAAP income from operations was 15.2% of revenues for the second quarter
•Second quarter GAAP diluted EPS of $1.70, a decrease of $0.33, and non-GAAP diluted EPS of $2.45, a decrease of $0.19 on a year-over-year basis
•For the full year, EPAM narrows expected range for revenues to $4.590 billion to $4.625 billion, updates expected GAAP diluted EPS to now be in the range of $7.18 to $7.38 and non-GAAP diluted EPS to now be in the range of $10.20 to $10.40
•For the third quarter, EPAM expects revenues to be in the range of $1.145 billion to $1.155 billion, GAAP diluted EPS to be in the range of $1.75 to $1.83 and non-GAAP diluted EPS to be in the range of $2.65 to $2.73
•New Share Repurchase Program - On August 1, 2024, the Board of Directors approved a new share repurchase program with authorization to purchase up to $500 million of EPAM common stock
Newtown, PA, USA — August 8, 2024 — EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, today announced results for the second quarter ended June 30, 2024.
"With ongoing exposure to a challenging macro-demand environment, EPAM’s solid performance highlights the Company’s ability to adapt and optimize operations, while continuing to strengthen its offerings and client value propositions,” said Arkadiy Dobkin, CEO & President at EPAM. “We are continuously improving our geographic delivery footprint, while simultaneously strengthening our transformational capabilities, including our GenAI-relevant expertise and assets, and preparing ourselves to be our clients’ partner of choice once the demand environment improves.”
Second Quarter 2024 Highlights
•Revenues decreased to $1.147 billion, a year-over-year decrease of $23.6 million, or 2.0%. On an organic constant currency basis excluding the impact of the exit from Russia, revenues were down 2.8% compared to the second quarter of 2023;
•GAAP income from operations was $120.6 million, a decrease of $23.8 million, or 16.5%, compared to $144.3 million in the second quarter of 2023;
•Non-GAAP income from operations was $174.5 million, a decrease of $16.3 million, or 8.5%, compared to $190.8 million in the second quarter of 2023;
•Diluted earnings per share (“EPS”) on a GAAP basis was $1.70, a decrease of $0.33, or 16.3%, compared to $2.03 in the second quarter of 2023; and
•Non-GAAP diluted EPS was $2.45, a decrease of $0.19, or 7.2%, compared to $2.64 in the second quarter of 2023.
Cash Flow and Other Metrics
•Cash provided by operating activities was $186.9 million for the first six months of 2024, compared to cash provided by operating activities of $176.4 million for the first six months of 2023;
•Cash, cash equivalents and restricted cash totaled $1.792 billion as of June 30, 2024, a decrease of $251.5 million, or 12.3%, from $2.043 billion as of December 31, 2023, largely driven by share repurchases; and
•Total headcount was approximately 52,650 as of June 30, 2024. Included in this number were approximately 47,000 delivery professionals, a level consistent with that as of March 31, 2024.
Share Repurchase Program

•The Company repurchased 1.160 million shares of its common stock for $214.5 million during the second quarter of 2024 under its previously authorized share repurchase program. During the second quarter of 2023, the Company repurchased 195 thousand shares of its common stock for $41.4 million under its previously authorized share repurchase program. As of June 30, 2024, the Company exhausted the $500 million available for purchases of the Company’s common stock under the previously authorized share repurchase program;
•On August 1, 2024, the Board of Directors approved a new share repurchase program with authorization to purchase up to $500 million of EPAM common stock; and
•EPAM may repurchase shares of its common stock from time to time through open market purchases, in privately negotiated transactions, or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The timing and total amount of stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations. The share repurchase program will have a term of 24 months, may be suspended or discontinued at any time, and does not obligate the company to acquire any amount of common stock.
2024 Outlook - Full Year and Third Quarter
Full Year

While client demand has stabilized, the Company is expecting no aggregate improvement in demand for the remainder of the year. As a result, EPAM now expects the following for the full year:
•The Company narrows its expected range for revenues to $4.590 billion to $4.625 billion for the full year reflecting a year-over-year decline of 1.8% at the midpoint of the range. The Company expects that revenues on an organic constant currency basis excluding the impact of the exit from Russia will decline 2.9% at the midpoint of the range;
•For the full year, EPAM expects GAAP income from operations to now be in the range of 10.5% to 11.0% of revenues and non-GAAP income from operations to now be in the range of 15.5% to 16.0% of revenues;
•The Company expects its GAAP effective tax rate to now be approximately 21% and continues to expect its non-GAAP effective tax rate to be approximately 24%; and
•EPAM expects GAAP diluted EPS to now be in the range of $7.18 to $7.38 and non-GAAP diluted EPS to now be in the range of $10.20 to $10.40. The Company expects weighted average diluted shares outstanding for the year to now be 57.9 million.
Third Quarter
EPAM expects the following for the third quarter:
•The Company expects revenues will be in the range of $1.145 billion to $1.155 billion for the third quarter reflecting a year-over-year decline of 0.2% at the midpoint of the range. The Company expects that revenues on an organic constant currency basis excluding the impact of the exit from Russia will decline 1.4% at the midpoint of the range;
•For the third quarter, EPAM expects GAAP income from operations to be in the range of 10.0% to 11.0% of revenues and non-GAAP income from operations to be in the range of 16.0% to 17.0% of revenues;
•The Company expects both its GAAP effective tax rate and its non-GAAP effective tax rate to be approximately 24%; and
•EPAM expects GAAP diluted EPS will be in the range of $1.75 to $1.83 for the quarter, and non-GAAP diluted EPS will be in the range of $2.65 to $2.73 for the quarter. The Company expects weighted average diluted shares outstanding for the quarter of 57.4 million.

Conference Call Information
EPAM will host a conference call to discuss the results on Thursday, August 8, 2024, at 8:00 a.m. EDT. The conference call will be available live on the EPAM website at https://investors.epam.com. Please visit the website at least 15 minutes prior to the call to register for the event. For those who cannot access the live webcast, a replay will be available in the Investor Relations section of the website.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has used its software engineering expertise to become a leading global provider of digital engineering, cloud and AI-enabled transformation services, and a leading business and experience consulting partner for global enterprises and ambitious startups. We address our clients’ transformation challenges by fusing EPAM Continuum’s integrated strategy, experience and technology consulting with our 30+ years of engineering execution to speed our clients’ time to market and drive greater value from their innovations and digital investments.

We make GenAI real with our testing, engineering and AI LLM orchestration solutions, EPAM EliteA™, EPAM AI/RUN™ and EPAM DIAL, respectively.

We deliver globally but engage locally with our expert teams of consultants, architects, designers, and engineers, making the future real for our clients, our partners, and our people around the world.

We believe the right solutions are the ones that improve people’s lives and fuel competitive advantage for our clients across diverse industries. Our thinking comes to life in the experiences, products and platforms we design and bring to market.

Added to the S&P 500 and the Forbes Global 2000 in 2021 and recognized by Glassdoor as a Best Workplace in 2023 and 2024, our multidisciplinary teams serve customers across six continents. We are proud to be among the top 15 companies in Information Technology Services in the Fortune 1000 and to be recognized as a leader in the IDC MarketScapes for Worldwide Experience Build Services, Worldwide Experience Design Services and Worldwide Software Engineering Services as well as a leader in the 2023 Gartner® Magic Quadrant™ for Custom Software Development Services, Worldwide.*
Learn more at www.epam.com and follow us on LinkedIn.

* Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of acquired intangible assets, impairment of assets, expenses associated with EPAM's humanitarian commitment to its professionals in Ukraine, unbilled business continuity resources resulting from Russia's invasion of Ukraine, costs associated with the geographic repositioning of EPAM employees based outside of Ukraine impacted by the war and geopolitical instability in the region, employee separation costs incurred in connection with restructuring programs including the Company's exit from Russia, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares revenues on an “organic constant currency basis excluding the impact of the exit from Russia” and an “organic constant currency basis," which are also non-GAAP financial measures. These measures exclude the effect of acquisitions by removing revenues from an acquired company in the twelve months after completing an acquisition and foreign currency exchange rate fluctuations by translating the current period revenues into U.S. dollars at the weighted average exchange rates of the prior period of comparison. In addition, revenues on an "organic constant currency basis excluding the impact of the exit from Russia" reflect the decision to exit from Russia by removing revenues from clients located in Russia in both the current period and prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements
This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, developments relating to the war in Ukraine and escalation of the war in the surrounding region, political and civil unrest or military action in the geographies where we conduct business and operate, difficult conditions in global capital markets, foreign exchange markets and the broader economy, and the effect that these events may have on client demand and our revenues, operations, access to capital, and profitability. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and the factors discussed in the Company’s Quarterly Reports on Form 10-Q, particularly under the headings "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made based on information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
Mike Rowshandel, Head of Investor Relations
Phone: +1-267-759-9000 x393336
Email: mike_rowshandel@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$1,146,597	$1,170,206	$2,312,062	$2,381,147
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	810,857	808,715	1,645,191	1,664,616
Selling, general and administrative expenses	194,058	194,377	392,511	406,264
Depreciation and amortization expense	21,121	22,768	43,267	45,550
Income from operations	120,561	144,346	231,093	264,717
Interest and other income, net	12,036	11,710	27,078	23,231
Foreign exchange gain/(loss)	1,213	(6,010)	(706)	(10,618)
Income before provision for income taxes	133,810	150,046	257,465	277,330
Provision for income taxes	35,165	30,013	42,577	55,005
Net income	$98,645	$120,033	$214,888	$222,325

Net income per share:
Basic	$1.71	$2.07	$3.72	$3.84
Diluted	$1.70	$2.03	$3.67	$3.75
Shares used in calculation of net income per share:
Basic	57,594	57,993	57,716	57,848
Diluted	58,149	59,181	58,540	59,240

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except par value)

	As of June 30, 2024	As of December 31, 2023
Assets
Current assets
Cash and cash equivalents	$1,787,182	$2,036,235
Trade receivables and contract assets, net of allowance of $6,557 and $11,864, respectively	960,866	897,032
Short-term investments	61,492	60,739
Prepaid and other current assets	106,103	97,355
Total current assets	2,915,643	3,091,361
Property and equipment, net	210,378	235,053
Operating lease right-of-use assets, net	129,953	134,898
Intangible assets, net	78,241	71,118
Goodwill	608,072	562,459
Deferred tax assets	213,074	197,901
Other noncurrent assets	67,968	59,575
Total assets	$4,223,329	$4,352,365

Liabilities
Current liabilities
Accounts payable	$30,954	$31,992
Accrued compensation and benefits expenses	367,670	412,747
Accrued expenses and other current liabilities	129,539	124,823
Income taxes payable, current	37,466	38,812
Operating lease liabilities, current	36,829	36,558
Total current liabilities	602,458	644,932
Long-term debt	25,501	26,126
Operating lease liabilities, noncurrent	103,654	109,261
Other noncurrent liabilities	93,757	100,576
Total liabilities	825,370	880,895
Commitments and contingencies
Equity
Stockholders’ equity
Common stock, $0.001 par value; 160,000 shares authorized; 56,932 shares issued and outstanding at June 30, 2024, and 57,787 shares issued and outstanding at December 31, 2023	57	58
Additional paid-in capital	1,087,411	1,008,766
Retained earnings	2,379,332	2,501,107
Accumulated other comprehensive loss	(69,423)	(39,040)
Total EPAM Systems, Inc. stockholders’ equity	3,397,377	3,470,891
Noncontrolling interest in consolidated subsidiaries	582	579
Total equity	3,397,959	3,471,470
Total liabilities and equity	$4,223,329	$4,352,365

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percent and per share amounts)

Reconciliation of revenue decline as reported on a GAAP basis to revenue decline on an organic constant currency basis excluding the impact of the exit from Russia is presented in the table below:

	Three Months Ended June 30, 2024	Six Months Ended June 30, 2024
Revenue decline as reported	(2.0)%	(2.9)%
Foreign exchange rates impact	0.3%	(0.2)%
Inorganic revenue growth	(1.6)%	(1.2)%
Impact of exit from Russia	0.5%	0.5%
Revenue decline on an organic constant currency basis excluding the impact of the exit from Russia	(2.8)%	(3.8)%

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30, 2024			Six Months Ended June 30, 2024
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$810,857	$(17,504)	$793,353	$1,645,191	$(40,520)	$1,604,671
Selling, general and administrative expenses(2)	$194,058	$(30,620)	$163,438	$392,511	$(64,713)	$327,798
Income from operations(3)	$120,561	$53,945	$174,506	$231,093	$117,003	$348,096
Operating margin	10.5%	4.7%	15.2%	10.0%	5.1%	15.1%
Net income(4)	$98,645	$43,621	$142,266	$214,888	$72,624	$287,512
Diluted earnings per share	$1.70		$2.45	$3.67		$4.91

	Three Months Ended June 30, 2023			Six Months Ended June 30, 2023
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$808,715	$(20,314)	$788,401	$1,664,616	$(46,135)	$1,618,481
Selling, general and administrative expenses(2)	$194,377	$(20,654)	$173,723	$406,264	$(47,193)	$359,071
Income from operations(3)	$144,346	$46,451	$190,797	$264,717	$104,348	$369,065
Operating margin	12.3%	4.0%	16.3%	11.1%	4.4%	15.5%
Net income(4)	$120,033	$36,167	$156,200	$222,325	$80,468	$302,793
Diluted earnings per share	$2.03		$2.64	$3.75		$5.11

Items (1) through (4) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Stock-based compensation expenses	$16,937	$15,416	$39,294	$31,427
Humanitarian support in Ukraine (a)	567	2,853	1,226	5,293
Unbilled business continuity resources (b)	—	2,045	—	9,415
Total adjustments to GAAP cost of revenues(1)	17,504	20,314	40,520	46,135
Stock-based compensation expenses	18,747	17,694	41,181	40,262
Cost Optimization charges (c)	9,513	—	16,530	—
Humanitarian support in Ukraine (a)	2,119	1,049	4,739	4,666
Other acquisition-related expenses	456	1,340	1,679	1,581
Geographic repositioning (d)	104	230	825	442
One time (benefits)/charges	(319)	341	(241)	242
Total adjustments to GAAP selling, general and administrative expenses(2)	30,620	20,654	64,713	47,193
Amortization of acquired intangible assets	5,821	5,483	11,770	11,020
Total adjustments to GAAP income from operations(3)	53,945	46,451	117,003	104,348
Foreign exchange (gain)/loss	(1,213)	6,010	706	10,618
Change in fair value of contingent consideration included in Interest and other income, net	1,485	1,218	2,535	1,518
Provision for income taxes:
Tax effect on non-GAAP adjustments	(10,632)	(10,151)	(25,027)	(21,665)
Tax shortfall/(excess tax benefits) related to stock-based compensation	103	(7,361)	(20,763)	(13,383)
Net discrete benefit from tax planning (e)	(67)	—	(1,830)	(968)
Total adjustments to GAAP net income(4)	$43,621	$36,167	$72,624	$80,468

(a) Humanitarian support in Ukraine includes expenses related to EPAM's $100 million humanitarian commitment in response to Russia's invasion of Ukraine to support EPAM professionals and their families in and displaced from Ukraine. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(b) Given the uncertainty in the region introduced by Russia’s invasion of Ukraine, EPAM has assigned delivery professionals in locations outside of the region to ensure the continuity of delivery for clients who have substantial delivery exposure to Ukraine or other delivery concerns resulting from the invasion. These employees are not billed to clients and operate largely in a standby or backup capacity. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(c) Cost Optimization charges include severance, facilities and contract termination charges incurred in connection with the programs initiated in the third quarter of 2023 and second quarter of 2024. Consistent with the Company's historical non-GAAP policy, costs incurred in connection with formal restructuring initiatives have been excluded from non-GAAP results as these are one-time and unusual in nature.
(d) Geographic repositioning includes expenses associated with the relocation to other countries of employees based outside of Ukraine impacted by the war and geopolitical instability in the region, and includes the cost of accommodations, travel and food. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(e) One-time benefit related to the implementation of tax planning to disregard certain foreign subsidiaries as separate entities for U.S. income tax purposes. Consistent with the Company's historical non-GAAP policy, the benefit related to the implementation of tax planning has been excluded from non-GAAP results as it is one-time and unusual in nature.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of expected revenue decline on a GAAP basis to expected revenue decline on an organic constant currency basis excluding the impact of the exit from Russia is presented in the table below:

	Third Quarter 2024	Full Year 2024
Revenue decline (at midpoint of the range)	(0.2)%	(1.8)%
Foreign exchange rates impact	0.2%	(0.1)%
Inorganic revenue growth	(1.5)%	(1.3)%
Impact of exit from Russia	0.1%	0.3%
Revenue decline on an organic constant currency basis excluding the impact of the exit from Russia (at midpoint of the range)	(1.4)%	(2.9)%

Reconciliation of expected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

	Third Quarter 2024	Full Year 2024
GAAP income from operations as a percentage of revenues	10.0% to 11.0%	10.5% to 11.0%
Stock-based compensation expenses	4.1%	3.6%
Included in cost of revenues (exclusive of depreciation and amortization)	2.0%	1.8%
Included in selling, general and administrative expenses	2.1%	1.8%
Humanitarian support in Ukraine (a)	0.3%	0.2%
Cost Optimization charges (c)	1.0%	0.7%
One-time charges and Other acquisition-related expenses (f)	—%	—%
Amortization of acquired intangible assets	0.6%	0.5%
Non-GAAP income from operations as a percentage of revenues	16.0% to 17.0%	15.5% to 16.0%
(f) EPAM has not included the impact of potential future One-time charges including asset impairments, unusual gains and losses, expenses incurred in connection with future cost optimization actions, and Other acquisition-related expenses, if any, because the Company is unable to predict these amounts with reasonable certainty.
Reconciliation of expected GAAP to non-GAAP effective tax rate is presented in the table below:

	Third Quarter 2024	Full Year 2024
GAAP effective tax rate (approximately)	24%	21%
Tax effect on non-GAAP adjustments	(0.8)%	(1.2)%
Excess tax benefits related to stock-based compensation	0.8%	4.2%
Non-GAAP effective tax rate (approximately)	24%	24%

Reconciliation of expected GAAP to non-GAAP diluted earnings per share is presented in the table below:

	Third Quarter 2024	Full Year 2024
GAAP diluted earnings per share	$1.75 to $1.83	$7.18 to $7.38
Stock-based compensation expenses	0.79	2.95
Included in cost of revenues (exclusive of depreciation and amortization)	0.39	1.46
Included in selling, general and administrative expenses	0.40	1.49
Humanitarian support in Ukraine (a)	0.05	0.22
Cost Optimization charges (c)	0.19	0.63
One-time charges and Other acquisition-related expenses (f)	—	0.03
Amortization of acquired intangible assets	0.10	0.41
Change in fair value of contingent consideration	—	0.04
Foreign exchange loss	0.02	0.05
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.23)	(0.89)
Excess tax benefits related to stock-based compensation	(0.02)	(0.39)
Net discrete benefit from tax planning (e)	—	(0.03)
Non-GAAP diluted earnings per share	$2.65 to $2.73	$10.20 to $10.40